UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 3, 2021

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (858) 682-2528 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐.Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in deciding to invest in our stock. No representations or warranties of any kind are intended, nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit regarding our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed, nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 1.01Entry into a Material Definitive Agreement.

See Item 5.02 below for material compensation agreement with executive and director

Consulting Agreements

On December 7, 2021 the Company entered into Consulting Agreements with each of Damian Solomon and Sean Akhavan (individually a “Consultant” and collectively the “Consultants”). The Consultants shall continue to work with the Company’s science team in the development potential products which sublicensees might manufacture from the dry cell concentrate that is produced utilizing the Company’s Licensed Science. The term of the Consulting Agreements is 11 months, commencing on December 7, 2021. Pursuant to the Consulting Agreements, the Company granted each Consultant a non-qualified Stock Option (the “Option”) to purchase 200,000 shares of Common Stock at an exercise price of $3.40 per share, representing the closing price of the Common Stock, as report on the OTC Markets, on December 7, 2021. Such Options shall be exercisable for a period of seven years.  18,500 of the Options will be immediately vested and exercisable on the Date of Grant, and 16,500 of the Options shall vest on the first day of each calendar month for a period of 11 months thereafter

The foregoing summary descriptions of the terms of the Consulting Agreements is a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of the Consulting Agreements, attached hereto as Exhibits 10.02 and 10.03.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously reported in the Company’s Current Report on Form 8-K filed December 9, 2021, on December 3, 2021, the Company appointed Sagi Rami Rozen to serve as a member of the Board. The previously filed Current Report did not reflect the grant of stock options to Mr. Rozen. Effective with his appointment on December 3, 2021, the Company granted to Mr. Rozen a non-qualified stock option to purchase 300,000 shares of the Company’s common stock, with an exercise price equal to $3.00 per share representing the closing price of the Common Stock, as report on the OTC Markets, on December 3, 2021. Such Options shall be exercisable for a period of seven years.   60,000 of the Options will be immediately vested and exercisable on the Date of Grant, and 20,000 of the Options shall vest on the last day of each calendar month for a period of 12 months thereafter.

Appointment of Director and Chief Financial Officer

On December 6, 2021, the Company appointed Juan Carlos Garcia La Sienra Garcia to serve as a member of the Board of Directors of the Company and appointed Mr. Garcia as the Chief Financial Officer of the Company, in each case effective as of December 6, 2021.  Mr. Garcia will serve as the principal accounting officer of the Company.  Mr. Garcia does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Garcia and any of the Company’s other directors or executive officers.

Juan Carlos Garcia La Sienra Garcia, age 49, is a co-founder and CEO of Borromeo Group, Mexico City, Mexico, a business and financial consulting firm. Since August 2018, Mr. Garcia has served in this capacity. Mr. Garcia is also presently founder and President of EPR Holdings, The Woodlands, USA, a provider of disbursement solutions for banking networks, closed-loop electronic payment networks, and merchant retail networks. From January 2016 to August 2018, La Sienra was the CFO of TCB Pay LTD, Henderson, USA, which is a merchant processing solutions and President of HGM Capital Los Angeles, USA, a loyalty program processing entity. From January 2011 until February 2015, Mr. Garcia was the Vice-President of Business Development and a co-founder of CorpoRed, Mexico City, Mexico, a technology solutions company that allows users to sell products and services electronically, without a credit card, handling all operations by bank deposits. Mr. Garcia started his career working at PWC (international tax area) and served as Chief Financial Officer of Blue Label Telecoms, Reebok, and First Data. Mr. Garcia graduated from Anahuac University with a CPA (1997) and a Masters in Finance (1998).

The Company and Mr. Garcia entered into an executive employment agreement dated as of December 6, 2021 (the “Agreement”) which sets forth the terms and conditions of Mr. Garcia’s employment with the Company.

Mr. Garcia’s employment with the Company will be considered “at-will” employment, and either the Company or Mr. Garcia may terminate the Agreement with or without cause.  In the event of Mr. Garcia’s termination of employment, for any reason, the Company shall pay to Mr. Garcia: (i) any base salary earned, but unpaid, through the date of termination of employment; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Garcia, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (iii) such equity compensation, if any, to which Mr. Garcia may be entitled as of the date of termination of employment.

The Company shall pay Mr. Garcia an annual base salary of $60,000.  Effective December 6, 2021, the Company granted to Mr. Garcia a non-qualified stock option to purchase 300,000 shares of the Company’s common stock, with an exercise price equal to $3.40 per share representing the closing price of the Common Stock, as report on the OTC Markets, on December 6, 2021. Such Options shall be exercisable for a period of seven years.   60,000 of the Options will be immediately vested and exercisable on the Date of Grant, and 20,000 of the Options shall vest on the last day of each calendar month for a period of 12 months thereafter.

Pursuant to the terms of the Agreement, the Company shall indemnify Mr. Garcia against any and all losses incurred by reason of the fact that he is or was a director, officer, agent or advisor of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company or other entity or enterprise, in each case to the fullest extent permitted by Nevada law.

Additionally, Mr. Garcia will be subject to restrictions on solicitation of employees and customers of the Company for a period of two (2) years following the cessation of Mr. Garcia’s employment with the Company.

The foregoing summary description of the terms of the referenced agreements is a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of such agreement, attached hereto as Exhibit 10.01.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.01	Employment Agreement of Juan Carlos Garcia La Sienra Garcia dated December 6, 2021 (1)
10.02	Consulting Agreement with Damian Solomon dated December 7, 2021 (1)
10.03	Consulting Agreement with Sean Akhavan dated December 7, 2021 (1)

(1)  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: December 21, 2021	/S/ Evripides Drakos
By: Evripides Drakos Its: Interim President and Chief Executive Officer (Principal Executive Officer)